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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2012

EZCORP, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19424 (Commission File Number)	74-2540145 (IRS Employer Identification No.)

1901 Capital Parkway, Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

£ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

£ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

£ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

£ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)
As reported in the company’s Current Report on Form 8-K filed December 13, 2012, William E. Fosse, formerly President of the company’s U.S. Financial and Online Services and a named executive officer, has left the company. Mr. Fosse’s departure was effective December 14, 2012, and in connection with his departure, Mr. Fosse and the company have entered into a Separation Agreement and Release (the “Separation Agreement”), a copy of which is attached as Exhibit 99.1. Consistent with the prior agreement between the company and Mr. Fosse, the Separation Agreement provides that Mr. Fosse will receive salary continuation ($450,000 annually) through December 14, 2013. Such salary continuation payments will be reduced or eliminated if Mr. Fosse obtains other full or part-time employment or engagement as a consultant, advisor or independent contractor prior to December 14, 2013. In the Separation Agreement, Mr. Fosse provided a general release of claims against the company and affirmed certain noncompetition and nonsolicitation obligations to which he is subject for a period of one year following his termination of employment.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

99.1	Separation Agreement and Release between EZCORP, Inc. and William E. Fosse

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date: December 20, 2012	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Separation Agreement and Release, dated December 14, 2012, between EZCORP, Inc. and William E. Fosse

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